UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 21, 2015

Shutterfly, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2015, the Compensation Committee of the Board of Directors of Shutterfly, Inc. (the “Company”) approved a form of executive retention agreement (the “Executive Retention Agreement”) and authorized the Company to enter into an Executive Retention Agreement with certain executive officers, including each of the following named executive officers, of the Company:

Name	Title

Michael Pope	Senior Vice President and Chief Financial Officer
Satish Menon	Senior Vice President and Chief Technical Officer

General

The Executive Retention Agreements are not employment contracts and do not specify an employment term, compensation level or other terms or conditions of employment. The Executive Retention Agreements provide for certain severance benefits to the executive in the event his employment is terminated under specified circumstances as defined in the Executive Retention Agreement.

Term

The Term of each Executive Retention Agreement takes effect upon the Effective Date (as defined in the Executive Retention Agreement) and expires upon the earlier of:

•	December 31, 2016; or
•	termination of the executive’s employment with the Company for a reason other than a Qualifying Termination (as defined in the Executive Retention Agreement).

Termination Without Cause or for Good Reason

If the executive’s service is terminated by the Company without Cause (as defined in the Executive Retention Agreement) or by the executive for Good Reason (as defined in the Executive Retention Agreement) before December 31, 2016, the executive is entitled to receive the following benefits, subject to a release of claims:

•	Equity: Each of the executive’s then-outstanding equity awards shall accelerate and become vested and exercisable as if the executive had completed an additional twelve (12) months of service as of the Termination Date; subject to achievement of and certification of achievement of all applicable performance criteria if applicable; and
•	Accrued Compensation and Benefits: any earned but unpaid base salary, any other vested but unpaid cash entitlements, any unreimbursed business expenses incurred by the executive prior to the date of termination and any accrued vacation pay that had been earned but not previously paid; and
•	Severance: a lump sum payment equal to his annual base salary for the year during which the termination occurs; and
•	Continued Employee Benefits: payment by Company of the executive’s COBRA premiums for continuation of all health, dental and vision plans for the executive and his dependents for 12 months (or cash equivalent).

The form of Executive Retention Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference to the full text of the form of Executive Retention Agreement.

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Restricted Stock Unit Grants

Effective as of December 30, 2015, the Compensation Committee awarded RSUs under the Shutterfly, Inc. 2015 Equity Incentive Plan to each of the named executive officers listed in Exhibit 99.2 in the amounts set forth therein. These RSUs vest if the individual remains employed through December 30, 2016, or if the individual is terminated without cause prior to such date.

Item 9.01	Financial Statements and Exhibits.

Number	Description

99.1	Form of Executive Retention Agreement
99.2	Restricted Stock Unit Grants

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

Date: December 28, 2015	By:	/s/ Jeffrey T. Housenbold
Name: Jeffrey T. Housenbold
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Number	Description

99.1 99.2	Form of Executive Retention Agreement Restricted Stock Unit Grants

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